UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

Laser Photonics Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Technology Park
Lake Mary, FL	32746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	LASE	The NASDAQ Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2026, the Registrant (“Laser Photonics”) entered into a Termination Agreement with The CFO Portal, LLC (the “CFO Portal”) that had been engaged by Laser Photonics under the terms of a May 7, 2026, Master Services Agreement (“MSA”) under which Roman Franklin, the founder and Chief Executive Officer of the CFO Portal, had agreed to serve as Principal Financial Officer of the Company for an initial six month term. The Termination Agreement provides customary termination provisions for persons formerly serving in executive positions and under which Mr. Franklin received a payment of $50,000 for waiving certain termination and insurance provisions of the MSA.

The Board of Directors of Laser Photonics has, appointed Ralph Venegas, currently VP of Finance & Reporting at Fonon Quantum Technologies, Inc. (“FQTI”), as Principal Financial Officer and Acting Chief Financial Officer of Laser Photonics.

Mr. Venegas, age 54, joined FQTI on February 18, 2026. Prior to FQTI, since March 2024 Mr. Venegas was Financial Controller and Acting CFO of Summit Aerospace, Inc. From October 2023 to March 2024, Mr. Venegas provided fractional CFO services and from April 2013 to July 2023 he was Audit Director & Outsourced Accounting Director for Brody and Associates, a regional public accounting firm. From August 2011 to January 2013, Mr. Venegas was Controller of Domus LLC, a home building company. Prior to his role with Domus LLC, Mr. Venegas was an Audit Manager for public companies at Berkovits Lago & Co. from June 2008 to July 2010 and Audit Supervisor with Weinberg & Company from August 2003 to May 2008 and with KPMG from September 2000 to June 2003. Mr. Venegas received his AB in Accounting from the Universidad La Salle and his Maser of Accounting from Nova Southeastern University.

Item 9.01 Financial Statements and Exhibits.

Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 25, 2026	Laser Photonics Corporation

		By:	/s/ Ann Tewari
Ann Tewari
Interim President

-3-